EXHIBIT 23.3



The Board of Directors
TSX Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.



                                        KPMG PEAT MARWICK LLP


El Paso, Texas
December 30, 1996